EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Newtek Business Services, Inc. Reports Record Revenue of $96 million

36 Percent Increase over 2004

New York, N.Y. - April -4, 2006- Newtek Business Services, Inc. (NASDAQ: NKBS) www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced earnings of $0.22 per diluted share for the year ended December 31, 2005 and after tax net income of $7.4 million on revenues of $96 million. The company previously announced that it anticipates filing its 10K with the SEC on or before April 17, 2006.

The company will also give guidance for its 2006 operating segments during its shareholder conference call this afternoon at 4:15pm EST. For 2005 the company will report 3 primary segments as it has done historically for merchant payment processing, web hosting, and small business lending. Our merchant payment processing segment on $33 million of revenues earned $2.3 million pretax and $3.4 million of EBITDA for 2005. Our web hosting segment on $10.7 million of revenues earned $3.6 million pretax and $6 million of EBITDA. Our small business lending segment on $10.7 million of revenues lost $30,000 pretax with EBITDA of $ 2.1 million. Going forward the company will break out the traditional CAPCO and other segment into three components, a CAPCO segment, an All Other segment, and a Corporate Activities cost center. The company in giving its 2006 guidance will forecast its business in these 6 components.

Barry Sloane, Chairman and CEO stated, “Newtek continues to successfully transition out of our CAPCO dominated business model, balance sheet, and income statement. Our core businesses of merchant processing, web hosting, and small business lending are growing at high rates and in aggregate throw off $11.7 million of EBITDA in 2005. We anticipate that these 3 businesses will create in excess of $15.7 million in EBITDA for 2006. We are optimistic about the company’s ability to pay down debt, (recently paid off $4 million in notes from Technology Investment Capitol Corp.) increase its cash flow from operations, and grow dominant companies that market to the small to medium-sized business market. We have great technology that forms a basis for our current client base now in excess of 60,000 and which we expect to continue to grow rapidly and we will use our proprietary technology to build the quality brand of financial and business services in to small to medium-sized business space.”

The shareholder conference call this afternoon at 4:15pm EST is accessible by dialing 1-866-277-1182 and providing the pass code 42474843. Listeners are encouraged to ask any questions that they may have during the call. A PowerPoint presentation has been added to the company’s homepage. The conference call will also be broadcast over the Internet through our website at www.newtekbusinessservices.com. To listen to the webcast live, please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of business services and financial products to the small to medium-sized business market. According to the SBA, there are over 23 million small businesses in the United States which in total represent 99.7% of all employers, generate 60 - 80 percent of all new jobs annually and generate more than 50% of non-farm GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 60,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Newtek Small Business Finance: U.S. government-guaranteed small business lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Insurance Agency: commercial and personal insurance;
•	Newtek Web Hosting: domain registration, hosting, web design and development;
•	Newtek Data Storage Services: data backup, archival and retrieval services;
•	Newtek Financial Information Systems: outsourced digital bookkeeping; and
•	Newtek Tax Services: tax filing, preparation and advisory services.

The statements in this release may contain forward looking statements relating to such matters as anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, Newtek Business Services, Inc. notes that a variety of factors could cause its actual results to differ materially from the anticipated results expressed in the Company's forward looking statements such as intensified competition and/or operating problems and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ 2004 annual report on Form 10-K.

Contacts:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(In Thousands except for Per Share Data)

	2005	2004	2003
Revenue:
Income from tax credits	$35,647	$33,565	$44,933
Electronic payment processing	31,128	18,131	6,297
Servicing fee	1,950	1,717	1,418
Web hosting	10,627	4,428	—
Interest income	4,844	3,834	4,059
Premium fee income	4,409	4,533	1,284
Insurance commissions	1,203	560	—
Other income	5,969	3,412	2,502
Total revenue	95,777	70,180	60,493
Expenses:
Interest	15,649	14,039	13,879
Payroll and consulting fees	16,236	10,843	8,407
Electronic payment processing costs	23,065	12,842	4,513
Professional fees	6,929	5,183	4,500
Insurance	3,144	2,818	2,469
Other than temporary decline in value of investments	518	—	1,996
Provision for loan losses	2,258	205	473
Goodwill impairment	878	—	1,435
Depreciation and amortization	4,521	2,459	504
Other	8,722	5,599	4,247
Total expenses	81,920	53,988	42,423

Income before minority interest, provision for income taxes and extraordinary items	13,857	16,192	18,070

Minority interest	743	890	(1,598)

Income before provision for income taxes and extraordinary items	14,600	17,082	16,472
Provision for income taxes	(7,164)	(6,467)	(7,090)

Income before extraordinary items	7,436	10,615	9,382
Extraordinary gain on acquisition of minority interests	—	—	—

Extraordinary gain on acquisition of a business		—	187

Net income	$7,436	$10,615	$9,569

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(In Thousands except for Per Share Data)

	2005	2004	2003

Weighted average common shares outstanding
Basic	34,241,444	30,067,737	25,777,147
Diluted	34,280,300	30,378,697	26,177,274
Income per share after extraordinary gain
Basic	$.22	$.35	$.37
Diluted	$.22	$.35	$.37
Income per share before extraordinary gain
Basic	$.22	$.35	$.36
Diluted	$.22	$.35	$.36

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
(In Thousands except for Share Data)

	2005	2004
A S S E T S
Cash and cash equivalents	$40,244	$50,922
Restricted cash	4,038	2,182
U.S. treasury notes	4,449	—
Short term investments	13,950	—
Credits in lieu of cash	108,453	88,883
SBA loans receivable, net	32,028	34,186
Accounts receivable, net	2,109	1,561
Receivable from bank	—	1,800
SBA loans held for sale	1,155	2,262
Accrued interest receivable	416	375
Investments in qualified businesses - cost method investments	100	300
Investments in qualified businesses -held to maturity debt investments	3,523	2,909
Structured insurance product	3,378	3,216
Prepaid insurance	16,946	15,505
Prepaid expenses and other assets, net	8,269	4,709
Servicing asset, net	3,197	2,085
Furniture, fixtures and equipment	6,587	1,959
Customer accounts, net	5,818	4,394
Goodwill	8,343	11,150
Total assets	$263,003	$228,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$9,755	$9,726
Notes payable - certified investors	3,947	3,926
Notes payable - insurance	9,250	7,877
Notes payable - other	9,880	520
Bank notes payable	21,287	27,988
Deferred revenue	1,459	1,160
Notes payable in credits in lieu of cash	91,354	76,259
Mandatorily redeemable preferred stock	—	1,500
Deferred tax liability	23,817	16,626
Total liabilities	170,749	145,582

Minority interest	5,020	5,721

Commitments and contingencies
Shareholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000,000 shares, issued and outstanding 34,808,919 and 33,873,333 not including 582,980 shares held in escrow)	6697	6677
Additional paid-in capital	54,889	52,858
Unearned compensation	(1,645)	(2,297)
Retained earnings	33,293	25,857
Total shareholders’ equity	87,234	77,095
Total liabilities and shareholders’ equity	$263,003	$228,398

SEGMENT DISCLOSURE
DECEMBER 31, 2005 AND 2004
(In Thousands except for Share Data)

	For the year ended December 31,
	2005	2004
Revenue from External Customers
SBA lending	$10,684	$10,337
Electronic payment processing	32,761	19,131
Web hosting	10,677	4,428
Capco and other	41,655	36,284
Total	$95,777	$70,180

Inter-Segment Revenue
SBA lending	$—	$—
Electronic payment processing	297	11
Web hosting	90	—
Capco and other	5,561	2,063
Total	$5,948	$2,074

(Loss) income before benefit (provision) for income taxes
SBA lending	$(30)	$2,616
Electronic payment processing	2,347	1,239
Web hosting	3,559	2,077
Capco and other	8,724	11,150
Total	$14,600	$17,082